EX-99.23.j1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated December 16, 2002 for the RiverGuide Fund (the "Fund") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 2 to Unified Series Trust's Registration Statement on Form N-1A (File No. 333-100654), including the references to our firm under the heading "Financial Highlights" in the Prospectus.



                  /s/
McCurdy & Associates CPA's, Inc.

Westlake, Ohio
March 26, 2003